UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2007

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2007 we entered into the following agreements, to be effective January 1, 2008:

(a)

an Amended Management Consulting Agreement with D. Sharpe Management Inc., a company wholly owned by Donald Sharpe, our president and a director of our company, whereby we agreed to increase the management fee paid to D. Sharpe Management Inc. from US$16,500 to CDN$20,392 per month;

(b

an Amended Management Consulting Agreement with Drew Bonnell, our chief financial officer and a director of our company, whereby we agreed to increase the management fee paid to Drew Bonnell from US$11,000 to CDN$13,594 per month; and

(c)

an Amended Management Consulting Agreement with Larry Kellison, our chief operating officer, whereby we agreed to increase the management fee paid to Larry Kellison from US$11,000 to US$12,587 per month.

Item 9.01. Financial Statements and Exhibits.

10.1         Amended Management Consulting Agreement dated December 21, 2007 and effective as of January 1, 2008 with D. Sharpe Management Inc.

10.2         Amended Management Consulting Agreement dated December 21, 2007 and effective as of January 1, 2008 with Drew Bonnell

10.3         Form of Amended Management Consulting Agreement dated December 21, 2007 and effective as of January 1, 2008 with Larry Kellison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President and Director

Date: December 28, 2007

CW1596067.1